Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173122 on Form S-3 and Registration Statement Nos. 333-165489 and 333-173270 on Form S-8 of our report dated March 12, 2012 (May 30, 2012 as to the management plan note in Note 1 and as to the effects of the retrospective adoption of Financial Accounting Standards Board Accounting Standards Update 2011-5, Comprehensive Income (Topic 220) as amended, discussed in Note 2) relating to the financial statements of A123 Systems, Inc. (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs referring to (1) substantial doubt about the Company’s ability to continue as a going concern, and (2) the adoption of Financial Accounting Standards Board Accounting Standards Update 2011-5, Comprehensive Income (Topic 220) as amended) appearing as an exhibit to the Current Report on Form 8-K of the Company dated May 30, 2012.

 /s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
May 30, 2012